UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Meramec
St. Louis, Missouri 63105
 (Address of principal executive offices) (Zip Code)

(314) 725-5500
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities

On July 5, 2006 (the “Closing Date”), Enterprise Financial Services Corp, a Delaware corporation (“Enterprise”), completed its acquisition of NorthStar Bancshares, Inc., a Missouri corporation (“NorthStar”). NorthStar merged with and into Enterprise (the “Merger”), pursuant to an Amended and Restated Agreement and Plan of Merger, dated May 24, 2006, by and between Enterprise, NorthStar, NorthStar Bank, N.A., a national banking association and wholly owned subsidiary of NorthStar, and Leland M. Walker, as the Seller Representative (the “Merger Agreement”).

Pursuant to the Merger Agreement, shares of NorthStar common stock will be exchanged for cash and or cash and shares of Enterprise common stock. Those persons owning 1,000 or more shares of former NorthStar common stock on the Closing Date will receive, for each NorthStar share, approximately $5.90 in cash plus approximately 0.92 of a share of Enterprise common stock (less a portion of the share to be held in escrow). Persons owning less than 1,000 shares of former NorthStar common stock will receive a cash payment of approximately $29.48 for each NorthStar share (less a portion of cash to be held in escrow).

The 1,091,423 shares of Enterprise common stock issued or to be issued in connection with the Merger were not registered with the Securities and Exchange Commission. The issuance of these Enterprise shares is deemed a transaction not involving any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the “Act”), and is exempt from registration under the provisions of Rule 506 of Regulation D of the Act. As mandated under Rule 506, no more than thirty-five (35) non-accredited investors will receive Enterprise common stock as a result of the Merger. Further, every recipient of Enterprise common stock pursuant to the Merger is an accredited investor, or, if not, is, (alone or together with his or her purchaser representative), sufficiently sophisticated in financial and business matters to be capable of evaluating the merits and risks of the investment in Enterprise. Enterprise represents that it has provided or made available all information required to be made available to non-accredited investors under Rule 502(b)(2) of Regulation D, as required under Rule 506(b)(1) of same.

The issuance and exchange of Enterprise common stock was undertaken without general solicitation or advertising. Each recipient of shares will represent to Enterprise that, among other things, such person is acquiring the shares for investment purposes and not with a view toward public distribution. As a result, the shares of Enterprise stock will be “restricted securities” and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Certificates evidencing the shares of Enterprise common stock received in the merger will contain a legend to that effect.

Item 7.01     Regulation FD Disclosure.

          On July 5, 2006, Enterprise issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Not applicable.

(d)     Exhibits.

Exhibit No.	Exhibit

99.1	Press release dated July 5, 2006

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Frank H. Sanfilippo

Name:	Frank H. Sanfilippo
Title:	Chief Financial Officer

Date: July 5, 2006

4